UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2015

PASSUR AEROSPACE, INC.

(Exact name of registrant as specified in its charter)

New York	0-7642	11-2208938
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

One Landmark Square, Suite 1900 Stamford, CT (Address of principal executive offices)	06901 (Zip Code)

(203) 622-4086

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2015, PASSUR Aerospace, Inc. (the “Company”) announced that it entered into a letter agreement (the “Offer Letter”) with David M. Henderson outlining the terms of his employment as Senior Vice President & Chief Financial Officer of the Company. Mr. Henderson assumed the role of Chief Financial Officer effective June 22, 2015, succeeding Jeffrey P. Devaney, who, on the effective date, became the Company’s Vice President of Financial Operations. No agreements have been entered into with Mr. Devaney in connection with his change in role.

From February 2011 until March 2015, Mr. Henderson, age 44, served as Chief Financial Officer of HealthPlanOne, LLC, a leading technology-enabled marketing and member acquisition company serving the healthcare industry. From June 2003 to February 2011, Mr. Henderson served as Director and then Vice President of Finance and Corporate Development for Open Solutions Inc.  Mr. Henderson holds a B.A. from Yale University in History and Economics.

Pursuant to the Offer Letter, as compensation for his services, Mr. Henderson will receive an annual base salary of $240,000 and (subject to the approval of the Company’s Board of Directors) will be eligible to receive options to acquire 100,000 shares of the Company’s stock, which options would be awarded in two tranches (75,000 upon employment and 25,000 after six months of satisfactory performance), have a five-year vesting period and be priced at the price of the Company’s stock on the award date.

Mr. Henderson also will be eligible for other standard Company benefits, including participation in the Company’s 401K program. Mr. Henderson is also subject to a customary non-compete and confidentiality agreement.

There was no arrangement or understanding between Mr. Henderson and any other person(s) pursuant to which he was appointed as Senior Vice President & Chief Financial Officer. There are no family relationships between Mr. Henderson and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. There are no transactions or any currently proposed transactions (other than Mr. Henderson’s compensation), in which the Company was or is to be a party and the amount involved exceeds $120,000, and in which Mr. Henderson had or will have a direct or indirect material interest.

The Offer Letter is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Offer Letter between PASSUR Aerospace, Inc. and David M. Henderson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASSUR AEROSPACE, INC.

Date: June 26, 2015	By:	/s/ James T. Barry
James T. Barry
President and Chief Executive Officer